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                             TENNECO PACKAGING INC.
                               POWER OF ATTORNEY

     The undersigned does hereby appoint Theodore R. Tetzlaff and Karl A. Stewart and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-4 of Tenneco Packaging Inc. ("Packaging") relating to the offer to exchange certain newly issued debt securities of Packaging for certain outstanding debt securities of Tenneco Inc., and any and all amendments (including post-effective amendments) to said Registration Statement on Form S-4 and any subsequent registration statement filed by Packaging pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN TESTIMONY WHEREOF, the undersigned has executed this instrument this 15th day of July, 1999.



                                                 /s/ Richard L. Wambold
                                                 ------------------------------
                                                 Richard L. Wambold